Form C

Cover Page

Name of issuer:

Take Me to Tarzana LLC

Legal status of issuer:

Form: Limited Liability Company
Jurisdiction of Incorporation/Organization: CA
Date of organization: 2/8/2019

Physical address of issuer:

1917 Rodney Dr. #203
Los Angeles CA 90027

Website of issuer:

http://www.pulpdigitalproductions.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

7.5% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Revenue Participation Agreement

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$175,000.00

Deadline to reach the target offering amount:

5/22/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$37,000.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Take Me to Tarzana LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Maceo Greenberg	CEO	Take Me to Tarzana LLC	2019

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Maceo Greenberg	CEO	2019

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Maceo Greenberg	Membership Interests	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Investment in the film industry is highly speculative and inherently risky. There can be no assurance of the economic success of any motion picture since the revenues derived from the production and distribution of a motion picture primarily depend on its acceptance by the public, which cannot be predicted. The commercial success of a motion picture also depends on the quality and acceptance of other competing films released into the marketplace at or near the same time, general economic factors, and other tangible and intangible factors, all of which can change and cannot be predicted with certainty.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Company itself is in the organizational stage and is subject to all the risks incident to the creation and development of a new business. In order to prosper, the success of the Company's film will depend partly upon the ability of management to produce a film of exceptional quality at a lower cost that can compete in appeal with high-budgeted films of the same genre. In order to minimize this risk, management plans to participate as much as possible throughout the process and will aim to mitigate financial risks where possible. Fulfilling this goal depends on the timing of investor financing, the ability to obtain distribution contacts with satisfactory terms, and the continued participation of the current management.

The motion picture industry is highly competitive, with much of a film's success depending on the skill of its distribution strategy. As an independent producer, the Company aims to negotiate with major distributors for release of the film. The production team is committed to making the film an attractive product in theatrical and other markets, but there are no guarantees that the film will be successful in the market.

Take Me to Tarzana LLC has not yet generated any revenue. Future generation of revenues will be dependent on successfully fundraising for the film and other factors.

The Company is in need of further funding past its Wefunder raise in order to complete production of the film. Should the Company be unsuccessful in raising those funds, it may have difficulty completing the movie.

In addition, the theatrical success of a motion picture remains a crucial factor in generating revenues in other media such as videocassettes and television. Due to the rapid growth of technology, shifting consumer tastes, and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors will have on the potential revenue from and profitability of feature-length motion pictures.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 92.5% -- pre-production and production: casting, crew, locations, production design, permits, gear, props, wardrobe, makeup, etc.

7.5% -- Wefunder intermediary fee

If we raise: **$175,000**

Use of Proceeds: 92.5% -- production and post-production, so everything described above plus editing, score and soundtrack, sound design and color correction, etc.

7.5% -- Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Take Me to Tarzana, LLC is offering a Revenue Participation Agreement.

(i) After any outstanding debts and deferments owed by the LLC have been paid, including deliverable costs required by distributors and exhibition expenses, if any, Company, will pay any net income derived from the sales or licensing of the Picture in the following disbursement order:

(ii) First, one hundred percent (100%) of Net Profits shall be paid to Investor and any other investors (Economic Interest Holders) on a pro rata (based on the ratio that their respective investor contributions bear to the aggregate of the total investor (Economic Interest Contributors) contributions, on a pari passu basis until such time, if ever, as Investor has received an amount equal to one hundred ten percent (110%) of the Investor Funds and the other Economic Interest Holders have received an amount equal to one hundred ten percent (110%) of their Economic Interest Contributions ; and

Next: 50% of Net Profits shall be paid out to Economic Interest Holders on a pro rata basis determined by the amount of each Economic Interest Holders' Contributions;

Simultaneously, 50% shall be paid out equally to the Members of Company who are designated as such in the Operating Agreement but not in holding Economic Interest Member as defined in the Operating Agreement (i.e, 50/50);

(iii) As used herein, "Net Profits" shall mean any and all amounts, including nonrefundable advances, received by Company from the exploitation of the Picture and all elements thereof and all rights therein, in any and all manner and media, now known or hereafter devised, worldwide, in perpetuity. Notwithstanding anything to the contrary contained in this Agreement: (a) if a distributor(s) of the Picture pays for the costs of deliverables, such amounts shall not be included in Net Profits; (b) any amounts used to fund production costs of the Picture shall not be included in Net Profits; (c) any advance received from a record company in connection with a soundtrack album for the Picture shall be included in Net Profits only to the extent that such advance is not used to pay music or other production costs; and (d) tax credits or other tax incentives received in connection with the production of the Picture shall be included in Net Profits only to the extent not used to repay Investors providing financing secured by such tax credits or incentives or used to directly fund production costs of the Picture. "Net Profits" shall mean gross proceeds remaining after deduction of the following: (i) third party sales agent and producer representative fees and expenses; (ii) actual, third party, out of pocket amounts incurred by or on behalf of Company in connection with the sale, marketing, licensing, delivery, distribution and/or exploitation of the Picture; (iii) ongoing third party accounting costs and expenses actually incurred by or on behalf of Company in connection with the processing of payments to profit participants (including, without limitation, collection agent fees and expenses), and audit costs; (iv) actual, third party, out of pocket expenses incurred by or on behalf of Company in connection with the ongoing ownership of the Picture (e.g., costs incurred in connection with the preservation and storage of negatives and master prints and digital storage of the Picture and any expenses incurred in connection with the copyrighting of the Picture); (v) actual, third party, out of pocket expenses incurred in connection with the existence and management of Company (e.g., taxes, accounting fees, filing fees, etc.);(vi) any residual and/or pension, health and welfare payments paid to unions, guilds, or their members in accordance with the agreements between Company and the applicable guild with respect to the Picture (to the extent not assumed by the distributor(s) of the Picture); (vii) any amounts required to be withheld by law; (viii) payments pursuant to music licensing "step" deals which require additional payments based on the performance of the Picture; (ix) any actual, third party, out of pocket costs incurred by or on behalf of Company or its affiliates in connection with enforcement of Company r's rights in the Picture, including, without limitation, actual, direct, out-of-pocket accounting, legal and auditor fees and expenses; (x) any amounts used to repay loans received in connection with the production of the Picture; (xi) any deferred compensation and bonuses (e.g., box office bonuses, award bonuses,) payable to parties rendering services in connection with the Picture (to the extent not assumed by the distributor(s) of the Picture);(xii) any amounts paid to the completion guarantor of the Picture (if any) in repayment of sums advanced by such completion guarantor; and (xiii) any reasonable reserve amounts, as determined by Company in its good faith business judgment, required to cover anticipated future costs or liabilities, provided that such reserve amounts shall be liquidated every twelve (12) months. It is understood that Company, its Members and Manager make no representations or warranties as to the amount of Net Profits, if any, that Company will receive from the exploitation of the Picture.

Investors in the Revenue Participation Agreement will not have voting rights.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

This Agreement may be altered, amended, or repealed only by a writing signed by a majority of the Members. However, notwithstanding the foregoing, changes to Article IV which effects or may affect the amounts of monies payable to Economic Interest Holders (including members) or the timing of sold payments, shall require the approval of seventy-five percent (75%) of said Economic Interest Holders.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

This is an LLC with no issued units.

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Investors interest in revenue share may be diluted or increase as the budget of the movie changes.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

As a holder of Revenue Participation Rights you will have no voting rights, and limited ability, if at all, to influence our policies or any other corporate matter, including the election of directors, changes to the Company's governance documents, additional issuances of securities, company repurchases of securities, a sale of the Company or of assets of the Company, or transactions with related parties.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, any value given the notes by the Company will be determined by the board of directors in accordance with U.S. generally accepted accounting principles. If the notes are traded on a market and their price is readily available, they will be valued based on their trading prices. Otherwise, they will be valued at fair market value as determined in good faith in accordance with generally accepted standards on a quarterly basis. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the loan. Valuation determinations will be reviewed no less than annually by the Company's board of directors.

In the future, we will perform valuations of our equity that take into account factors such as the following:

- unrelated third party valuations of our equity;
- the price at which we sell other securities, such as convertible debt or equity, in light of the rights, preferences and privileges of our those securities relative to those of our equity;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our equity;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
	Regulation Crowdfunding		$100,487	General operations
2/2019	Other	Revenue Participation	$25,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We are making a movie called *Take Me to Tarzana*, and we are currently in early pre-production. We have an LOI from a distributor, most of the core team/crew members have been assembled, actress Samantha Robinson (Once Upon a Time in Hollywood, The Love Witch, Cam) is attached to the film in the co-starring role of Jane Avant, and Jonathan Bennett (Mean Girls, Van Wilder, Cake Wars) is cast in the co-starring role of Jameson Doheny.

The plan is to film in early May, complete post-production by September and then build the release around a successful festival run and college screenings in key urban markets.

While the core audience will be younger viewers (18-45), this story speaks to the universal experience of being young and is meant to be enjoyed by all.

In short, we hope that TMTT is a huge success, and in five years we will be able to look back on a string of movies that were built upon the foundational success of this project.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Take Me to Tarzana LLC was formed in the State of California in February 2019.

Since then, we have:

- Samantha Robinson (The Love Witch, Cam and Once Upon a Time in Hollywood) is attached in the co-starring role of Jane Avant: https://www.imdb.com/name/nm6231136/

- Jonathan Bennett (Mean Girls, Van Wilder, Cake Wars) is attached in the co-starring role of Jameson Doheny: https://www.imdb.com/name/nm1057932/

- Andrew Creer (Lethal Weapon) has been cast in the co-starring role of Miles.

- 455 Coverfly Score. Ranks in top 5% of all scripts in Coverfly database (12,000+ scripts), placed as high as #5 on the Red List for Comedy Features: https://writers.coverfly.com/the-red-list?format=Feature&genre=Comedy&range=week

- The film has a distribution LOI from Leomark Studios.

- The script was selected as a semifinalist (top 50 out of more than 2300 submissions) in the 2018 Los Angeles International Screenplay Awards.

- Selected as a quarterfinalist in the 2018 StoryPros International Screenplay Contest.

- Placed in the top 20% of the Academy's Nicholl Fellowship in Screenwriting.

Historical Results of Operations

Our company was organized in February 2019 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended March 31, 2019, the Company had revenues of $0.

- *Assets.* As of March 31, 2019, the Company had total assets of $37,000, including $37,000 in cash.

- *Net Income.* The Company has had net income of $0 for 2019.

- *Liabilities.* The Company's liabilities totaled $0 for 2019.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Take Me to Tarzana LLC cash in hand is $25,000, as of March 2019. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. Our intent is to be profitable in 18 months.

Take Me to Tarzana LLC was recently formed on February 8th, 2019, so there are no significant material changes or trends to report at this time.

Our core expenses will transpire transpire early-to-mid May and close early-to-mid June. That is when our production and filming of *Take Me to Tarzana* will take place. There will be some smaller expenses during the post-production phase of the project (late May - late August), but they will account for a much smaller chunk of our operating costs. Initial revenues are projected for Q1 of 2020, which will be when the film is taken to market and will enter distribution windows.

The total budget for the film, including deferments, is $397,815. Although we cannot guarantee it, if all goes as planned, we plan to premiere at Sundance in late January, 2020 or SXSW in early March, 2020, and complete a sale in the $750,000 - $1,000,000 range.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.pulpdigitalproductions.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Take Me To Tarzana Revenue Participation

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Maceo Greenberg

Appendix E: Supporting Documents

Take_Me_To_Tarzana_LLC_Operating_Agreement_-_CC_-_SRL_3.7.19.pdf



INVEST IN TAKE ME TO TARZANA

Take Me to Tarzana is a dark comedy feature film.

We are making a movie called Take Me to Tarzana, and we are currently in early pre-production. We have an LOI from a distributor, most of the core team/crew members have been assembled, actress Samantha Robinson (Once Upon a Time in Hollywood, The Love Witch, Cam) is attached to the film in the co-starring role of Jane Avant, and Jonathan Bennett (Mean Girls, Van Wilder, Cake Wars) is cast in the co-starring role of Jameson Doheny.



Writer/Director
Maceo Greenberg is an award-winning filmmaker based in Los Angeles. See samples of Maceo's work here: www.pulpdigitalproductions.com

Wefunder Campaign Video


TAKE ME TO TARZANA
A dark comedy written & directed by MACEO GREENBERG

Why you may want to invest

1. The producing team has over 40 years of production experience, and they have had their hands in bringing successful projects like Wahlburgers (starring Mark and Donnie Wahlburg), Ken Jeong: You Complete Me, Ho (Netflix comedy special), HitRecord on TV (Emmy-winning show starring Joseph Gordon-Levitt), Lewis Black's Root of All Evil (Comedy Central TV show starring Lewis Black, Patton Oswalt, Andy Daly, Greg Giraldo, Paul F. Tompkins and many others) and award-winning short films like Gunther, The Game, Atascadero and Across the Pond.
2. The script for Take Me to Tarzana was selected as a semifinalist (top 50 out of more than 2300 submissions) in the 2018 Los Angeles International Screenplay Awards.
3. The film has a distribution LOI from Leomark Studios.

$ 100 min

REMIND ME (0)

What you are investing in

Revenue Participation Agreement

Investors in the first $30,000 will receive an invitation to a private pre-screening of the film. Only applicable to investors who invest $500 or more.

110% of Principal + 50% of Net Profit

Earning a return

Learn more about custom

Investor perks

$1,000+
Special Thanks Credit in Movie

$5,000+
Walk-On Role - You will have the chance to have a non-speaking, walk-on role in the film.

$10,000+
Co-Producer Credit in Movie

$60,000+
Executive Producer Credit in Movie

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art movie comedy fund film mobile b2c entertainment

4. Samantha Robinson (The Love Witch, Cam and Once Upon a Time in Hollywood) is attached in the co-starring role of Jane Avant.
5. Jonathan Bennett (Mean Girls, Van Wilder, Cake Wars) is attached in the co-starring role of Jameson Doheny
6. 455 Coverfly Score. Ranks in top 5% of all scripts in Coverfly database (12,000+ scripts), currently on the Red List for Comedy Features. Coverfly is the industry's largest database of screenplay contest entries and script coverage evaluations, sortable by genre and format, and searchable by vetted entertainment industry professionals. We connect data from many of the industry's top screenwriting competitions and screenplay coverage sites. THE RED LIST is a list of the screenplays with the highest Coverfly Scores.
7. Selected as a quarterfinalist in the 2018 StoryPros International Screenplay Contest.
8. Placed in the top 20% of the Academy's Nicholl Fellowship in Screenwriting.

Our Ambition

The plan is to film in late April, complete post-production by September and then build the release around a successful festival run and college screenings in key urban markets. While the core audience will be younger viewers (18-45), this story speaks to the universal experience of being young and is meant to be enjoyed by all. In short, we hope that TMTT is a huge success, and in five years we will be able to look back on a string of movies that were built upon the foundational success of this project.

TMTTThumbnail.JPG

LOI_Take_Me_to_Tarzana_2-18-19.pdf

Take_Me_to_Tarzana_-_Film_Business_Plan_-_Wefunder_2019.pdf

pulpdigitalproductions.com

Why I Like Take Me to Tarzana

"The writer's dialogue sparkles with pathos and a tickling humor. I laughed out loud multiple times. Maceo's comedic chops are top shelf."

Los Angeles International Screenplay Awards

THE LOS ANGELES INTERNATIONAL SCREENPLAY AWARDS--LOCATED IN THE HEART OF HOLLYWOOD'S FILM AND TELEVISION INDUSTRY-- IS CONSIDERED THE BEST SCREENPLAY CONTEST IN THE BUSINESS, WITH AN EXCLUSIVE JUDGING PANEL OF ESTABLISHED HOLLYWOOD INDUSTRY PROFESSIONALS.

THE BUZZ ABOUT TAKE ME TO TARZANA

"Having read the script and reviewed the business plan, we are confident that "Take Me to Tarzana" will be a great entry into the millennial comedy market. Reminiscent of box office darlings like "Swingers" and "Garden State," with subtextual commentary that speaks to today's headlines about social media, the script offers memorable characters and a story line that will keep us engaged and guessing. We are impressed with the team assembled and practical approach to bringing the greatest value to the screen."



Maria Collis

Partner, Leomark Studios

What's the Story?

Take Me to Tarzana (*TMTT*) is a dark comedy about fighting back against the corporate chicanery, tech bro culture, and underhanded tactics of today's most successful tech companies. Inspired by classics like *Office Space*, *The Big Lebowski* and *Garden State*, *TMTT* is a zany comedy with a subtle social commentary.



Take Me to Tarzana is a story about Millennial relationships and the Millennial experience in America. Stagnant wages, immense student loan debt and the ever-rising costs of living in this country have created a void into which many of the younger generation have fallen. TMTT reflects a world that nearly everyone in the generation can relate to right now, and the main characters - Miles, Jane and Jameson - are intended to function as mirrors from which the audience can view themselves. The Millennial generation has been labeled lazy, spoiled and entitled by many. While that may indeed be true for some, such as the character of Jameson, the reality is that many are working multiple jobs and still struggling to stay above water. Now, more than ever, this generation needs to feel better represented and to be given a voice to express themselves.

The timeliness of TMTT becomes apparent when we consider how similar its themes are to contemporary issues. Just as current online models of The Machine (Facebook most recently) failed to comprehend the negative consequences of sharing their membership data, so has Teleplex (the tech company in the story). Tech giants like Google, Amazon and Facebook have used data capture and analytics to reshape the way business is done online, and the data footprint left by its users has forced the question of what privacy means in the modern world. Ultimately, this is a story about Millennials such as Miles and Jane living in the current digital age, and it is meant to be a discourse on the current state of privacy rights and the ethics of how our personal information is used.



Our Team Has 40+ Years of Producing Experience

Between Kevin Harding, Clayton VanNortwick, Desiree Staples and Maceo Greenberg, the producing team has more than 40 years of production experience. Below are just a few of the many successful projects we've had our hands in bringing to life.


THE WAHL-AMERICAN FAMILY RETURNS
WAHLBURGERS
A&E
Hit TV show starring Mark and Donnie Wahlburg.


NETFLIX
KEN JEONG
YOU COMPLETE ME, HO
Recent Ken Jeong comedy special on Netflix.


HITRECORD on TV
WITH JOSEPH GORDON-LEVITT
Emmy-winning show starring Joseph Gordon-Levitt.


LEWIS BLACK'S
ROOT OF ALL EVIL
Classic Comedy Central TV show starring Lewis Black, Patton Oswalt, Andy Daly, Greg Giraldo, Paul F. Tompkins and many others.


Chasing DESTINY
Popular Reality TV show starring Kelly Rowland from Destiny's Child.


TALKSHOW
spike feresten


paris dylan
caitlin dechelle
not all hitmen are created equal
gunther
www.gunthermovie.com
Award-winning short film.


THE GAME
KILL OR BE KILLED
JAUNT
PULP DIGITAL
Award-winning VR film - screened at the Sundance Film Festival and was selected by Google/YouTube as a best of VR film.


Renée Bourke
Paris Dylan
Across the Pond
Award-winning short film, currently distributed domestically and internationally on Shorts TV.

Stars Attached

The film has star talent attached to the project!



Samantha Robinson was born in New York City to Panamanian and English parents. At age three she moved to London and began studying at LAMDA; she then attended the all girl's school Queen's Gate in South Kensington. At fourteen her family relocated to Miami, where she attended the prestigious performing arts school New World School of the Arts. There she performed several lead roles in the most prominent art-houses in Miami, before attending the University of California at Los Angeles with a concentration in acting. Upon graduating from UCLA, she landed a leading role in the Lifetime movie Sugar Daddies starring Peter Strauss, a supporting role in the cult horror film Cam and a starring role in the feature film The Love Witch. In addition to starring as Jane Avant in Take Me to Tarzana, Samantha has a leading role as Abigail Folger in Quentin Tarantino's upcoming film, Once Upon a Time in Hollywood.

Samantha will be playing Jane Avant in the film.

See more of Samantha's work here:
https://www.imdb.com/name/nm62...

Jonathan David Bennett was born in Rossford, Ohio, to RuthAnne (Mason) and Dr. David Paul Bennett. He headed straight to New York to pursue acting after graduating from the theater program at Otterbein. He was actually discovered by an agent while sitting on a train. Six months later he signed on to the iconic soap opera "All My Children," playing J.R. Chandler. Since then Jonathan's career has been on fire. He has appeared in a slew of teen comedies, side-by-side with some of the biggest and brightest stars of their time including; "Cheaper by the Dozen 2" (with Steve Martin) and "Lovewrecked" (with Amanda Bynes). He also stepped into and took over the iconic role replacing Ryan Reynolds as Van Wilder in "Van Wilder: Freshman Year."

Jonathan is cast to play the part of Jameson Doheny.

See more of Jonathan's work here:
https://www.imdb.com/name/nm10...



Bringing Take Me to Tarzana to Life

Take Me to Tarzana is leanly budgeted to fund the costs of production and early marketing of the film, making investor recoupment and revenue on the backend very achievable, while still providing all of the production resources and acumen necessary to make a great film. Excluding deferments, the cost to produce the film is $250,000. We have already secured roughly $75,000 through private investment, and we are seeking to raise $107k through investment on Wefunder. The rest of the funding will be raised through additional private investment, tax-deductible donations via our Fiscal Sponsorship partnership with The Film Collaborative, grant funding and product placement partnerships.

Disbursements

After any outstanding debts and deferments owed by the LLC have been paid, including deliverable costs required by distributors and exhibition expenses, if any, Take Me to Tarzana, LLC, will pay any income derived from the sales or licensing of Take Me to Tarzana in the following disbursement order:

110%	50/50
All revenue paid to investors until 110% recoupment.	Remaining profit split between investors and company

Let's Make a Film That Matters

Take Me to Tarzana is a story that I needed to tell. Having worked in corporate America for several years, I've experienced firsthand how The Machine is built to service those at the very top, while crushing the workers who keep it running. Stagnant wages, immense student loan debt and the ever-rising costs of living in this country have created a void into which many of the younger generation have fallen. I believe *TMTT* is a story that nearly everyone in my generation can relate to right now, and my main characters - Miles, Jane and Jameson - are intended to function as mirrors from which my peers can view themselves. Our Millennial generation has been labeled lazy, spoiled and entitled. While that may indeed be true for some, such as the character of Jameson, the reality is that many of us are working multiple jobs and still struggling to stay above water. The timeliness of TMTT becomes apparent when we consider how similar its themes are to contemporary issues. Just as current online models of The Machine (Facebook most recently) failed to comprehend the negative consequences of sharing their membership data, so has Teleplex. Now, more than ever, our generation needs to feel better represented and to be given a voice to express ourselves.

That being said, this is also a story that's designed to give us a collective laugh. It's bizarre, outlandish and sexy at times, but most of all, it's meant to be entertaining. I've spent the past ten years writing, directing and producing independent content. My projects have screened at festivals around the world, and I have received numerous awards and grants for my work. *Take Me to Tarzana* will be my first feature film and a huge undertaking, but I am prepared to embark on this endeavor with passion and excitement. I have helmed large, challenging productions in the past, and I will work unrelentingly to bring this film to fruition.

Sincerely,

Maceo Greenberg

Writer/Director ~ Take Me to Tarzana

Founder

Writer, Director and Producer



Maceo Greenberg

Writer/Director

Maceo Greenberg is an award-winning filmmaker based in Los Angeles. See samples of Maceo's work here: www.pulpdigitalproductions.com

AND THE REST OF THE TEAM



Desiree Staples

Producer

Multifaceted actress, producer and writer, Desiree is a creative with a passion for fimmaking.



Clayton VanNortwick

Producer

A proven production executive who has served successfully as a department head in production ops.



Kevin Harding

Producer

Kevin Harding is a Los Angeles based Film and Television Producer.



Jared Meeker

Composer

Jared is a guitarist, composer, producer, and author who has performed throughout the world.



Terrance Stewart

Director of Photography

Terrance Stewart is an award-winning cinematographer passionate about visual storytelling.



Reiko Napier

UPM

Reiko Napier is an LA-based Producer who has worked in all forms of production.



Ricki Maslar

Casting Director

Ricki is a successful casting director with 40 years of experience in the entertainment industry.



Edwin Rivera

Editor

Experienced with all genres of entertainment: scripted, unscripted reality, documentary & features.



Steven Lowy

Legal

With 40+ years of legal experience, Mr. Lowy represents clients in the entertainment industry.



Andre Rivas

Colorist

Andre is a seasoned professional and colorist at the world-renowned EFILM.

Interview

– COLLAPSE ALL

WF: What do you understand about your business that others don't get?

TM: Per data provided by the American Film Market, 35% of comedies budgeted under $1 million are likely to turn a profit after all income and costs: So what correlates with profitability? Audience reviews. We estimate that fewer than a third of comedies with an IMDb score of under 6 out of 10 reached break even. By contrast, all of the comedy feature films we studied with an IMDb score of 8 or higher earned enough to be profitable (assuming industry standard deals and fees). Accordingly, a key goal for Take Me to Tarzana's release strategy will be to promote positive engagement on IMDb via the social marketing campaign for the film.

We will also engage with college groups and focus on key urban markets like San Francisco, Los Angeles, New York City, Austin, Chicago, Philadelphia, Seattle, Phoenix, Denver and Boston (among others). There are large communities and audiences in these markets who will find Take Me to Tarzana very relatable. We will use the festival and college circuit to generate buzz around the film, and we will parlay that interest into targeted engagement on Facebook, IMDb, Instagram and YouTube.

WF: How will you make money?

TM: The plan is to film in April/May, complete post by the end of September and then build the release around a successful festival run and college screenings in key urban markets. Here is one scenario that demonstrates what might happen to the film upon its completion. It is by no means a predictor of what will happen, but is used simply to illustrate how the likely revenue streams work.

That being said, a best case distribution scenario would go something like this:

• The film plays at the best major international film festivals – premieres at Sundance, then Cannes

• The film receives critical acclaim and awards

• The film plays a successful college circuit and generates significant buzz.
• The distributor sells the film for the following:

- US theatrical distribution generates over $20 million in gross box office

- VOD/DVD generates another $10 million in sales

- Cable/domestic TV deal for $2 million

- Foreign sales of $10 million

- Digital streaming sales of $4 million

- Total of $46 million in gross sales, surpassing *Napoleon Dynamite* as a hit indie comedy

WF: Who's your target audience?

TM: While the core audience for *Take Me to Tarzana* will be Millennials and younger viewers (18-45), this story is not written for only one age group or gender. *Take Me to Tarzana* speaks to the universal experience of being young and is meant to be enjoyed by all.

Take Me to Tarzana explores Millennial relationships and the Millennial experience, and it delves deeply into the issue of data privacy in our current digital age. The script also addresses gender inequality in the era of MeToo. Through the subject matter and characters, *TMTT* captures and represents the needs and interests of the film's core demo.

Additionally, the film will maintain a strong presence on Facebook, Instagram and YouTube, which is where many younger viewers currently source and engage with content. This will help the film find and stay engaged with its core audience.

We will also engage with college groups and focus on key urban markets like San Francisco, Los Angeles, New York City, Austin, Chicago, Philadelphia, Seattle, Phoenix, Denver and Boston (among others). There are large communities and audiences in these markets who will find *Take Me to Tarzana* very relatable.

WF: What's the tone/genre of the film?

TM: Inspired by classics like *Office Space*, *The Big Lebowski* and *Garden State*, *Take Me to Tarzana* is a zany comedy with a subtle social commentary. There's also a dark comedic edginess that's essential to *TMTT*'s charm. Timing is everything in comedy, and the goal is to capture an organic feel as the characters traverse the story's landscape.

Ultimately, this is a character-driven comedy that's packed full of fun, hilarity and excitement, and it's a film that fans of *Swingers*, *Napoleon Dynamite* and *Pineapple Express* will surely love.

WF: What's your budget?

TM: Excluding deferments, our budget is $250,000. This is a SAG-AFTRA ULB production. We have already secured roughly $75,000 through private investment, and we are seeking to raise $107k through investment on Wefunder. The rest of the funding will be raised through additional private investment, tax-deductible donations via our Fiscal Sponsorship partnership with The Film Collaborative, grant funding and product placement partnerships.

WF: What's your artistic approach?

TM: Timing is an essential part of comedy, and the film will maintain a dark comedic edginess throughout the piece. In order to capture the organic feel of the story, a good amount of the film will be shot via steadicam/handheld. The goal is to make the audience feel like they are right alongside the characters as they traverse the story's landscape.

Since an important part of the story revolves around two characters, Miles and Jane, falling in love, certain scenes will be framed and blocked to heighten the feeling of intimacy and closeness that develops between the pair. Again, it will be important to keep the shots loose and organic. The moments should not come off as sterile or locked off, so lots of movement will be layered into the setups.

Also, it's undeniable that the San Fernando Valley, specifically Tarzana, plays an important role and could even be considered a character in the film. Accordingly, it will be imperative to properly capture the look and feel of the region. The dynamic usage of color, locations and production design will enhance the film and reinforce a sense of place.

What's more, a cast of diverse actors and actresses (starting with Samantha Robinson, who's half Panamanian, half English) will be selected for *Take Me to Tarzan*a. This will help to enhance the film's worldly perspective and, in turn, promote global appeal. Diverse perspectives on set (and in life) also promote positive professional and interpersonal experiences. In short, it's fun and productive to be around different types of people with varying backgrounds.

WF: The script is on the Red List for comedy features. Cool, what's that?

TM: *Take Me to Tarzana* currently holds a 455 Coverly score, placing it on the *Red List* for comedy features. Coverfly is the industry's largest database of screenplay contest entries and script coverage evaluations, sortable by genre and format, and searchable by vetted entertainment industry professionals. We connect data from many of the industry's top screenwriting competitions and screenplay coverage sites. THE RED LIST is a list of the screenplays with the highest Coverfly Scores.

WF: Do you have a premiere date in mind?

TM: Yes, the goal is to premiere the film at the Sundance Film Festival in late January of 2020.

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1 Investment in the film industry is highly speculative and inherently risky. There can be no assurance of the economic success of any motion picture since the revenues derived from the production and distribution of a motion picture primarily depend on its acceptance by the public, which cannot be predicted. The commercial success of a motion picture also depends on the quality and acceptance of other competing films released into the marketplace at or near the same time, general economic factors, and other tangible and intangible factors, all of which can change and cannot be predicted with certainty.

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Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Take Me to Tarzana is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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